SCHEDULE C

                      U.S. GLOBAL ACCOLADE FUNDS AGREEMENT
                        AMENDED AS OF SEPTEMBER 30, 2004



Holmes Growth Fund

MegaTrends Fund

Eastern European Fund

Global Emerging Markets Fund




U.S. GLOBAL ACCOLADE FUNDS                  BROWN BROTHERS HARRIMAN & CO.


BY:/s/Frank E. Holmes                       BY:/s/James R. Kent
   ----------------------                      --------------------------

NAME:    FRANK E. HOLMES                    NAME:JAMES R. KENT

TITLE:   PRESIDENT                          TITLE:MANAGING DIRECTOR